Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED(i)

U.S.A.

Bunge North America (East), L.L.C.

Bunge North America Foundation

Bunge North America, Inc.

Bunge Milling, Inc.

Bunge Milling, LLC

The Crete Mills, Inc.

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge Holdings North America, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge N.A. Finance L.P.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Bunge Canada Investments, Inc.

Bunge Amorphic Solutions LLC

Bunge Latin America, LLC

EGT, LLC

Bleecker Acquisition Corp.

BNA Marine, LLC

HC Railroad, LLC

Morristown Grain Company, Incorporated

Bunge Global Innovation, LLC

SCF Bunge Marine LLC

Bunge-SCF Grain, LLC

Universal Financial Services, L.P.

Bunge Mexico Holdings, Inc.

Climate Change Capital Inc.

CANADA

Bunge Alberta I ULC

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments Inc.

Bunge Grain of Canada Inc.

Bunge Ventures Canada GP Inc.

Bunge Ventures Canada L.P.

Bunge General Partner Inc.

MEXICO

Controladora Bunge, S.A. de C.V.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

Harinera La Espiga, S.A de C.V.

Inmobiliaria A. Gil, S.A.

Inmobiliaria Gilsa, S.A.

Molinos Bunge de Mexico, S.A. de C.V.

Servicios Molinos Bunge de Mexico, S.A. de C.V.

Industria Molinera Montserrat, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Bunge Alpha, Ltd.

Bunge Central America Ltd.

International Produce Ltd.

CAYMAN ISLANDS

Ceval Export Securitization Ltd.

Bunge International Commerce Ltd.

Bunge Trade Ltd.

Bunge Investment Management (Cayman) Limited

China Baldrick Investment Holding Limited

Climate Change Capital International Limited

BRITISH VIRGIN ISLANDS

Bunge Investment Management Limited

Bunge Emissions Limited

CCC International Holdings Limited

Baldrick Holdings Limited

Allied Trend Limited

Kirchner Global Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Fertimport S.A.

Bunge Inversiones S.A.

Bunge Minera S.A.

ProMaíz S.A.
Guide S.A.
T6 Industrial S.A.
Terminal de Fertilizantes Argentinos SA

BRAZIL

Bunge Alimentos S.A
Bunge Fertilizantes S.A.
Ceval Centro Oeste S.A.
Terminal de Granéis do Guarujá S.A.
Terminal Maritimo do Guaruja S.A. (TERMAG)
Fertimport S.A.
Bunge Açucar & Bioenergia Ltda.
Angroindustrial Santa Juliana Ltda.
Monteverde Agro-Energetica S.A.
Monte Dourado Agropecuária S.A.
Ramata Empreendimentos e Participações S.A.
Pedro Afonso Açúcar & Bioenergia Ltda.
Bunge Comercializadora de Energia Ltda.
Usina Moema Açúcar e Álcool Ltda.
Usina Bom Jardim Açúcar e Álcool Ltda.
Usina Ouroeste Açúcar e Álcool Ltda.
Usina Guariroba Ltda.
Usina Frutal Açúcar e Álcool S.A.
Usina Itapagipe Açúcar e Álcool Ltda.
Bunge Asset Management Agropecuária Ltda.
Bunge Comercializadora de Etanol Ltda.
Navegações Unidas Tapajós S/A
Siga Facil S/A
BAMA Agropecuária Ltda.
TIJUCO Agropecuária e Empreendimentos Ltda.
GAIA Empreendimentos e Participações S.A.

GUATEMALA
BCA Servicios, S.A.
BG Commodities Group, S.A.
BLA Servicios, S.A.

COLOMBIA
Bunge Colombia SAS.

URUGUAY
Bunge Uruguay S.A.
Bunge Agritrade S.A.
Bunge Uruguay Agronegocios S.A.
Bunge Fertilizantes Uruguay S.A
Bunge Montevideo S.A.

PARAGUAY
Bunge Paraguay S.A.

BOLIVIA
Agroindústrias Bunge Bolívia S.A.

CHILE
Bunge Chile S.p.A.

PERU
Bunge Peru S.A.C.

DOMINICAN REPUBLIC
Bunge Caribe, SRL

AUSTRALIA
Bunge Agribusiness Australia Pty. Ltd.
Bunge Grain Services (Bunbury) Pty. Ltd.
Bunge Grains Services (Geelong) Pty. Ltd.

SOUTH EAST ASIA
Bunge Agribusiness Singapore Pte. Ltd.
PT. Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Echo Commodities Pte. Ltd.
Bunge Agribusiness Philippines Inc.
Grains and Industrial Products Trading Pte. Ltd.
Bunge Indo-China Holdings Pte. Ltd.
Bunge Subic Bay Trading Company Inc.

JAPAN
Bunge Japan K.K.

CHINA
Bunge (Shanghai) Management Co., Ltd.
Bunge Sanwei Oil & Fat Co., Ltd.
Bunge (Nanjing) Grains and Oils Co.,Ltd.
Taixing Zhenhua Oils & Fats Co. Ltd.
Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.
Zhongxin (Dalian) Investment Consulting Co., Ltd
Xinhui (Shanghai) Investment Consulting Co.,Ltd
Greystone Ltd.
Caprock Capital Ltd.
Bunge (Nanjing) Agri-Livestock Ltd.
Clydestone Capital Ltd.
Bunge Jiurui (Dezhou) Agri-Livestock Ltd
Bunge Jiurui (Linyi) Agri-Livestock Ltd
Long Great (Hong Kong) Ltd
Dalian Junyue Consulting Co., Ltd.

Nantong Junchen Investment and Consulting Co., Ltd
Dongguan Shenji Investments Management Co., Ltd
Dongguan Shenheng Grains and Oils Co., Ltd
Pebblestone Capital Ltd
Bunge (Tianjin) Management Co., Ltd

VIETNAM
Baria Joint Stock Company of Services For Import Export of Agro-Forestry Products and Fertilizers
Bunge Vietnam Ltd.
Bunge Agribusiness Vietnam Co. Ltd.

MAURITIUS
Bunge Mauritius Ltd
Bunge Mauritius Holdings Limited
Bunge Senwes International. Ltd.
Southern Africa Regional Carbon Facility Limited

INDIA
Bunge India Private Limited
Bunge Foods Private Limited

U.K.
Bunge Corporation Ltd.
Bunge UK Limited
Credit and Trading Company Limited
Bunge London Ltd.
Climate Change Capital Group Limited
Climate Change Capital Limited
Climate Change Holdings Limited

SPAIN
Bunge Iberica S.A.U.

Bunge Investment Iberica S.L.U.
Moyresa Girasol S.L.U.
Bunge Iberica Finance S.L.U.
Huelva Belts S.L

FRANCE
Bunge France S.A.S.
Bunge Holdings France S.A.S.
SSI Logistics

THE NETHERLANDS
Koninklijke Bunge B.V.
Bunge Cooperatief U.A.
Bunge Finance B.V.
Bunge Brasil Holdings B.V.
Bunge Finance Europe B.V.
Green Cane Holding BV
Green Cane BV
Bunge Prio Cooperatief U.A.

FINLAND
Bunge Finland Oy

SWITZERLAND
Bunge S.A.
Oleina S.A.
Ecoinvest Carbon S.A.
Bunge Emissions Holdings S.A.R.L.

GERMANY
Bunge Deutschland G.m.b.H.
Bunge Handelsgesellschaft m.b.H.
Teutoburger Margarinewerke GmbH

Walter Rau Lebensmittelwerke G.m.b.H
Butella-Werk G.m.b.H.
MBF G.m.b.H.
Bunge Biodiesel Produktionsgesellschaft mbH

ITALY
Bunge Italia S.p.A.

TURKEY
Bunge Gida Sanayi ve Ticaret A.S.

CYPRUS
Bunge Cyprus Limited

HUNGARY
Bunge ZRT
Natura Margarin Kft.

PORTUGAL
Bunge Iberica Portugal, S.A.
Taggia LIII

LUXEMBOURG
Bunge Europe S.A.

AUSTRIA
Bunge Austria G.m.b.H.
Novaol Austria G.m.b.H.

UKRAINE
Suntrade S.E.
PJSC DOEP
LLC Elevatortrade

Himtrans-Ukraine
Greentour-Ex LLC
Yasli Kindergarden
LLC Unitrans
LLC European Transport Stevedoring Company
LLC Railway Company “Greentrans”

ROMANIA
SC Unirea S.R.L.
SC Muntenia S.A.
SC Interoil S.A.
Bunge Romania SRL
SC Bunge Danube Trading SRL
Prio Extractie SRL
Prio Biocombustibil SRL

POLAND
Z.T. Kruszwica S.A.
Bunge Trade Polska Sp z.o.o.
Walter Rau Polska Sp.z.o.o.
Bunge Polska Sp z.o.o
Warsaw Mathematical Institute Sp. Z.o.o
Mauresa Sp z o.o.
Mauresa Sp.z o.o. spółka komandytowo-akcyjna
ZTK Property Management Sp z.o.o.

RUSSIA
LLC Bunge CIS
Rostov Grain Terminal LLC

KAZAKHSTAN
Bunge Vostok LLP

BULGARIA
Kaliakra A.D.

EGYPT
Bunge Egypt Agriculture SAE
Bunge Egypt Import & Export SAE

MOROCCO
Bunge Fertilizer Morocco

SOUTH AFRICA
Bunge Senwes (Pty) Ltd.
Bunge South Africa (Pty) Ltd

MALAWI
Senwes Ltd.

ZAMBIA
Senwes Grainlink Zambia Ltd.

KENYA
Senwes Grainlink East Africa Ltd.
Bunge East Africa Ltd.

MOZAMBIQUE
Senwes Grainlink de Mozambique Ltd

UNITED ARAB EMIRATES
Universal Mercantile and Trading JLT

(i)                                     Includes entities in which Bunge Limited has a direct or indirect 50% ownership or greater. The preceding list may omit certain subsidiaries that, as of December 31, 2014, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.